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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement of Network Appliance, Inc. on Form S-8 of our report dated May 14, 1999 (June 17, 1999 as to the fourth paragraph of Note 3), appearing in the Annual Report on Form 10-K of Network Appliance, Inc. for the year ended April 30, 1999.


/s/ DELOITTE & TOUCHE LLP
San Jose, California
March 10, 2000